UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
__________________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

REPUBLIC AIRWAYS HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

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☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)Total fee paid:

☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

REPUBLIC AIRWAYS HOLDINGS INC.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268
Dear Stockholder:
You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Thursday, June 2, 2011 at 10:00 a.m., local time, at Holiday Inn North at the Pyramids, 3850 Depauw Boulevard, Indianapolis, IN 46268.
The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. You are being asked (a) to elect seven directors of the Company, (b) to conduct an advisory (nonbinding) vote to approve named executive officer compensation, (c) to conduct an advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation and (d) to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2011. At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.
We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to vote at your earliest convenience. You may vote by mail with the enclosed proxy card or by telephone or on the Internet by following the instructions on the proxy card.
Thank you for your cooperation.

Very truly yours,
BRYAN K. BEDFORD Chairman of the Board of Directors, President and Chief Executive Officer

Indianapolis, Indiana
April 29, 2011

REPUBLIC AIRWAYS HOLDINGS INC.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268
__________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 2, 2011
__________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Republic Airways Holdings Inc. (the “Company”) will be held on Thursday, June 2, 2011 at 10:00 a.m., local time, at Holiday Inn North at the Pyramids, 3850 Depauw Boulevard, Indianapolis, IN 46268, for the following purposes:
(1)    To elect seven directors to serve for the ensuing year;
(2)    To conduct an advisory (nonbinding) vote to approve named executive officer compensation;
(3)    To conduct an advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation;
(4)    To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2011; and
(5)    To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 21, 2011 will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.
All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. You may also vote by telephone or on the Internet by following the instructions on the enclosed form of proxy. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Thursday, June 2, 2011:
The 2011 Proxy Statement and Annual Report to Stockholders are available at www.amstock.com/ProxyServices/ViewMaterials.asp.

By Order of the Board of Directors

Timothy P. Dooley Secretary
Indianapolis, Indiana
April 29, 2011

REPUBLIC AIRWAYS HOLDINGS INC.

REPUBLIC AIRWAYS HOLDINGS INC.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268
__________________________

PROXY STATEMENT
__________________________

This Proxy Statement contains information related to the Annual Meeting of Stockholders of the Company to be held on Thursday, June 2, 2011 at 10:00 a.m., local time, and at any postponements or adjournments thereof. This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying form of proxy are first being mailed to stockholders of the Company on or about April 29, 2011.
ABOUT THE MEETING

What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of (a) the election of directors, (b) an advisory (nonbinding) vote to approve named executive officer compensation, (c) an advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation and (d) the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2011. In addition, management will report on the performance of the Company during 2010 and respond to questions from stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.
Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies were mailed to stockholders on or about April 29, 2011 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on April 21, 2011, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting, or any postponements and adjournments thereof. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments thereof. If you are “street name” stockholders and wish to vote your shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote the shares.
“Limitation On Voting By Foreign Owners” at the end of this Proxy Statement contains a description of restrictions on voting by stockholders who are not “U.S. Citizens,” as defined by applicable rules and regulations.
What are the voting rights of the holders of common stock?
Each outstanding share of common stock will be entitled to one vote on each matter acted upon. On April 21, 2011, there were 48,192,048 shares of common stock outstanding.

What constitutes a quorum?
The presence at the meeting in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date 48,192,048 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of holders representing at least 24,096,025 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been attained.
What is a broker non-vote?
“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one in which the broker or nominee has discretionary voting authority under the applicable rules of the New York Stock Exchange. Under the New York Stock Exchange rules, Proposal No. 1, relating to the election of directors, Proposal No. 2, relating to an advisory vote to approve named executive officer compensation, and Proposal No. 3, relating to an advisory vote on the frequency of an advisory stockholder vote to approve named executive officer compensation, are deemed to be nonroutine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares. Under the rules of the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not been given specific voting instructions are allowed to vote client proxies on Proposal No. 4 relating to the ratification of the appointment of Deloitte & Touche LLP.
How do I vote?
If you complete and properly sign the accompanying proxy card and return it in the enclosed return envelope, it will be voted as you direct, or you may vote by telephone or on the Internet following the instructions on the proxy card. If you are a registered stockholder (that is, you hold your stock in certificate form) and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.
Can I vote by telephone or electronically?
If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.
If your shares are held in “street name,” please check your proxy card and contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. A large number of banks and brokerage firms are participating in the online program of ADP Investor Communications Services. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP's program. If you vote by telephone or electronically through the Internet, please do not mail your proxy. Stockholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed proxy card.
Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the meeting.
Internet Availability of Proxy Materials.
In accordance with the proxy rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making available the proxy materials to all of its stockholders on the internet. Please visit www.amstock.com/ProxyServices/ViewMaterials.asp. The Company is also providing all of its stockholders with a complete set of the proxy materials by mail including a copy of the Company's annual report, including the financial statements for the fiscal year ended December 31, 2010.
Can I receive more than one set of annual meeting materials?
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to the Investor Relations Department of the Company, Republic Airways Holdings

Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268, telephone (317) 484-6000. Any stockholder who wants to receive separate copies of the proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.
Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting and vote in person, although attendance at the meeting alone will not by itself revoke a previously granted proxy. If your stock is held in “street name,” you must contact your broker or nominee for instructions as to how to change your vote.
How are nominees for election to our Board of Directors selected?
The Nominating Committee of the Board of Directors recommends individuals as nominees for election to our Board of Directors at the annual meeting of stockholders and to fill any vacancy or newly created directorship on the Board of Directors. The Board of Directors does not have specific minimum qualifications that must be met by a candidate in order to be considered for nomination to our Board of Directors. In identifying and evaluating nominees for director, the Board of Directors considers each candidate's experience, integrity, background and skills, as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors.
The Board of Directors will consider stockholder nominations as nominees for election to our Board of Directors. In evaluating such nominations, the Board of Directors will use the same selection criteria the Board of Directors uses to evaluate other potential nominees. You may suggest a nominee by sending the following information to our Board of Directors: (i) your name, mailing address and telephone number, (ii) the suggested nominee's name, mailing address and telephone number, (iii) a statement whether the suggested nominee knows that his or her name is being suggested by you, (iv) the suggested nominee's resume or other description of his or her background and experience, and (v) your reasons for suggesting that the individual be considered. The information should be sent to the Board of Directors addressed as follows: Board of Directors Nominations, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.
Stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our by-laws. To be timely, the Company must have received such nomination for the 2012 Annual Meeting at its principal office at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268 no earlier than February 15, 2012 and no later than March 16, 2012.
All seven of the director nominees identified in this Proxy Statement currently serve as directors of the Company and all have been nominated by our Nominating Committee and our full Board of Directors, including all of our independent directors, for re-election. The Company has not paid a fee to any third party for the identification or evaluation of any candidates for our Board of Directors.
What are the Board's recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote to approve Proposal No. 1, for election of the nominated slate of directors to serve for the ensuing year, to approve Proposal No. 2, for named executive officer compensation, for an annual advisory vote on Proposal No. 3, to approve named executive officer compensation and Proposal No. 4, for the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2011, as set forth in the notice of meeting on the cover page of this Proxy Statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.
What vote is required to approve each item?
Election of Directors.  The seven nominees receiving the highest number of affirmative votes of the votes cast at the meeting, either in person or by proxy, shall be elected as directors. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Advisory Vote to Approve Named Executive Officer Compensation.  The advisory vote to approve named executive officer compensation requires the affirmative vote of the holders of at least a majority of the total voting power of the Company's common stock present in person or represented by proxy and entitled to vote at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote at the annual meeting, and therefore, will have the effect of a negative vote. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
Advisory Vote on the Frequency of an Advisory Stockholder Vote to Approve Named Executive Officer Compensation.  The advisory vote on the frequency of an advisory vote to approve named executive officer compensation will be determined by a plurality of the votes cast. For purposes of this vote, a vote to abstain (or a direction to your broker, bank or other nominee to abstain) and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of this proposal.
Ratification of Appointment of Independent Registered Public Accountants.  The ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company requires the affirmative vote of the holders of at least a majority of the total voting power of the Company's common stock present in person or represented by proxy and entitled to vote at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to your broker, bank or other nominee to abstain) will be counted as present in person or represented by proxy and entitled to vote at the annual meeting, and therefore, will have the effect of a negative vote. The ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with Proposal No. 4.
Other Items.  For each other item that may properly come before the meeting, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy entitled to vote on the item will be required for approval. A properly executed proxy card marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum and, thus, have the effect of a vote against the proposals.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN STOCKHOLDERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 21, 2011 of each person who is known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

Name and Address	Shares Beneficially Owned	Percentage Beneficially Owned (1)
FMR LLC(2)	4,335,200	8.9%
Donald Smith & Co., Inc. (4)	3,815,573	7.8%
Greenlight Capital, Inc.(3)	3,412,800	7.0%
Dimensional Fund Advisors LP(5)	3,387,396	7.0%
Rivermede Limited(6)	2,800,000	5.8%
BlackRock, Inc.(7)	2,589,157	5.3%
TPG Funds(8)	2,500,000	5.1%

___________

(1)    For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock when such person or persons have the right to acquire them within 60 days after April 21, 2011. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after April 21, 2011 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)    FMR LLC filed Amendment No. 5 to Schedule 13G on February 14, 2011 indicating that, as of December 31, 2010, FMR LLC has sole dispositive power over 4,335,200 shares. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 4,335,200 shares or 9.349% of the common stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The principal business address of Fidelity Low-Priced Stock Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of 4,335,200 shares owned by the funds. Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. The principal business address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)    Donald Smith & Co., Inc. as investment adviser to Donald Smith Long/Short Equities Fund, L.P. filed Schedule 13G on February 11, 2011 indicating that, as of December 31, 2010, Donald Smith & Co., Inc. may be deemed the beneficial owner of an aggregate of 3,815,573 shares. The principal business address of Donald Smith & Co., Inc. is 152 West 57th Street, New York, New York 10019.

(4)    Greenlight Capital, L.L.C. (“Greenlight LLC”), Greenlight Capital, Inc. (“Greenlight Inc.”), DME Management GP, LLC (“DME Management GP”), DME Advisors, LP (“DME Advisors”), DME Capital Management, LP (“DME CM”), DME Advisors GP, LLC (“DME GP” and together with Greenlight LLC, Greenlight Inc., DME Management GP, DME Advisors and DME CM, “Greenlight”) and David Einhorn, the principal of Greenlight (collectively with Greenlight, the “Reporting Persons”) together filed Amendment No. 2 to Schedule 13G on February 14, 2011 indicating that, as of December 31, 2010, (i) Greenlight LLC may be deemed the beneficial owner of an aggregate of 1,231,980 shares held for the accounts of Greenlight Capital, L.P. (“Greenlight Fund”), of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager, and Greenlight Capital Qualified, L.P. (“Greenlight Qualified”), of which Greenlight LLC is the general partner and for which Greenlight Inc. acts as investment manager; (ii) Greenlight Inc. may be deemed the beneficial owner of an aggregate of 2,756,225 shares held for the accounts of Greenlight Fund, Greenlight Qualified and Greenlight Capital Offshore Partners (“Greenlight Offshore”) for which Greenlight Inc. acts as investment manager; (iii) DME Management GP may be deemed the beneficial owner of 129,813 shares held for the account of Greenlight Capital (Gold), LP (“Greenlight Gold”) of which DME Management GP is the general partner and for which DME CM acts as investment manager; (iv) DME Advisors may be deemed the beneficial owner of 457,327 shares held for the managed account for which DME Advisors acts as investment manager; (v) DME CM may be deemed the beneficial owner of 199,248 shares held for the accounts of Greenlight Gold and Greenlight Capital Offshore Master (Gold) Ltd. (“Greenlight Gold Offshore”) for which DME CM acts as investment manager; (vi) DME GP may be deemed the beneficial owner of 656,575 shares held for the accounts of Greenlight Gold, Greenlight Gold Offshore and the managed account; and (vii) Mr. Einhorn may be deemed the beneficial owner of 3,412,800 shares. This number consists of: (A) an aggregate of 1,231,980 shares of Common Stock held for the accounts of Greenlight Fund and Greenlight Qualified, (B) 1,524,245 shares of Common Stock held for the account of Greenlight Offshore, (C) 129,813 shares of Common Stock held for the account of Greenlight Gold, (D) 69,435 shares of Common Stock held for the account of Greenlight Gold Offshore, and (E) 457,327 shares of Common Stock held for the managed account. The principal business address of each the Reporting Persons is 140 East 45th Street, 24th Floor, New York, New York 10017.

(5)    Dimensional Fund Advisors LP (“Dimensional”) filed Amendment No. 5 to Schedule 13G on February 11, 2011 indicating that, as of December 31, 2010, Dimensional has sole voting power over 3,326,568 shares and sole dispositive power over

3,387,396 shares. Dimensional is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trust and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as advisers or sub-advisers to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional or its subsidiaries possesses investment and/or voting and/or investment power over the shares held by the Funds. However, all shares reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such shares. The principal business address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)    Rivermede Limited (“Rivermede”) and Vallar LLP, as investment manager for Rivermede, filed Schedule 13G on January 31, 2011 indicating that, as of December 13, 2010, Rivermede and Vallar LLP have shared voting power and dispositive power over 2,800,00 shares. The principal business address of Rivermede Limited is 89 Nexus Way, Camana Bay, PO Box 1234, Grand Cayman, Cayman Islands KY1-9007. The principal business address of Vallar LLP is 27 St. James's Place, London, England SW1A 1NR.

(7)    BlackRock, Inc. (“Blackrock”) filed Schedule 13G on February 8, 2011 indicating that, as of December 31, 2010, BlackRock or certain of its subsidiaries may be deemed the beneficial owner of 2,589,157 shares. The principal business address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(8)    Includes 2,500,000 shares of common stock (the “TPG Stock”) held by (i) TPG Midwest US V, LLC, a Delaware limited liability company (“TPG Midwest US”), whose sole managing member is TPG Advisors V, Inc., a Delaware corporation (“Advisors V”), and (ii) TPG Midwest International V, LLC, a Delaware limited liability company (“TPG Midwest International” and, together with TPG Midwest US, the “TPG Funds”), whose sole member is TPG GenPar V, L.P., a Delaware limited partnership, whose general partner is TPG GenPar V Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”). David Bonderman and James G. Coulter are directors, officers and sole shareholders of each of Advisors V and Group Advisors, and may therefore be deemed to beneficially own the TPG Stock. The address of each of Advisors V, Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 21, 2011 of:

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.

Name and Address(1)	Shares Beneficially Owned	Percentage Beneficially Owned (2)
Bryan K. Bedford(3)	1,451,132	3.0%
Robert H. Cooper(4)	435,000	0.9%
Wayne C. Heller(5)	582,076	1.2%
Douglas J. Lambert(6)	23,750	*
Lawrence J. Cohen(7)	23,750	*
Neal S. Cohen(8)	9,167	*
Mark L. Plaumann(9)	23,750	*
Richard P. Schifter(10)	9,583	*
David N. Siegel(11)	9,167	*
All directors and executive officers as a group (9 persons)(12)	2,567,375	5.3%
___________

*    Less than 1%.

(1)    Unless otherwise indicated, the address of all persons is c/o Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

(2)    For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock when such person or persons have the right to acquire them within 60 days after April 21, 2011. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days after April 21, 2011 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)    Includes 1,123,291 shares subject to stock options and 149,167 unvested restricted shares as to which Mr. Bedford has voting power but not investment power.

(4)    Consists of 435,000 shares subject to stock options. Mr. Cooper retired as the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary effective as of April 1, 2011.

(5)    Includes 492,998 shares subject to stock options and 21,578 unvested restricted shares as to which Mr. Heller has voting power but not investment power.

(6)    Consists of shares subject to stock options. The address of Mr. Lambert is c/o Alvarez & Marsal Inc., 101 East 52nd Street, 7th Floor, New York, New York 10022.

(7)    Consists of shares subject to stock options. The address of Mr. Lawrence Cohen is c/o Pembroke Companies, Inc., 70 East 55th Street, 7th Floor, New York, New York 10022.

(8)    Consists of shares subject to stock options. The address of Mr. Neal Cohen is 4970 Meadville Street, Greenwood, MN 55331.

(9)    Consists of shares subject to stock options. The address of Mr. Plaumann is 340 Pemberwick Road, 1st Floor, Greenwich, CT 06831.

(10)    Consists of shares subject to stock options. Mr. Schifter, who is one of our directors, is a partner of TPG Capital, which is an affiliate of the TPG Funds. Mr. Schifter has no voting or investment power over and disclaims beneficial ownership of the TPG Stock. The address of Mr. Schifter is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(11)    Consists of shares subject to stock options. The address of Mr. Siegel is 301 Main Street #38G, San Francisco, CA, 94105-5032.

(12)    Includes 2,150,456 shares subject to stock options and 170,745 restricted shares.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of SEC Regulation S-K. This Code of Ethics applies to our principal executive officer, principal financial officer and principal accounting officer. This Code of Ethics is publicly available on our website at http://www.rjet.com. If we make substantive amendments to this Code of Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four days of such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was formed in May 2004 and currently consists of David N. Siegel, Lawrence J. Cohen and Neal S. Cohen. They are independent directors, and none of them are present or past employees or officers of the Company or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Seven directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (all of whom are currently directors of the Company) to serve until the 2012 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Our current Board of Directors consists of seven members, six of whom are “independent” within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market. The six consist of Messrs. Lawrence J. Cohen, Lambert, Schifter, Neal S. Cohen, Siegel and Plaumann. All of the nominees have been recommended by the Nominating Committee of the Board of Directors for election to our Board of Directors and all have consented to serve if elected. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by your proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All of the nominees listed below have consented to be named as such and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.
Each of the Company's directors holds office until his or her successor is duly elected and qualified or until his or her resignation or removal, if earlier, as provided in our by-laws. No family relationship exists among any of the directors or executive officers.

Director Biographies

The nominees, their respective ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Bryan K. Bedford	49	1999
Bryan K. Bedford joined us in July 1999 as our president and chief executive officer and a member of our board of directors and became chairman of the board in August 2001. From July 1995 through July 1999, Mr. Bedford was the president and chief executive officer and a director of Mesaba Holdings, Inc., a publicly owned regional airline. He has over 23 years of experience in the regional airline industry. He has received numerous awards and recognition as an outstanding chief executive in the aviation industry. In 2010, Mr. Bedford was asked to serve on the President's Future Aviation Advisory Committee. Mr. Bedford is a licensed pilot and a certified public accountant. Mr. Bedford also serves on the Board of Directors of the Regional Airline Association.

Lawrence J. Cohen	55	2002
Lawrence J. Cohen has been a director since June 2002. He is the owner and Chairman of Pembroke Companies, Inc., an investment and management firm that he founded in 1991. The firm makes investments in and provides strategic management services to real estate and specialty finance related companies. From 1989 to 1991, Mr. Cohen worked at Bear Stearns & Co. where he attained the position of Managing Director. From 1983 to 1989, Mr. Cohen served as first Vice President in the Real Estate Group of Integrated Resources, Inc. From 1980 to 1983, Mr. Cohen was an associate at the law firm of Proskauer Rose Goetz & Mendelsohn. Mr. Cohen is a member of the bar in both New York and Florida.

Douglas J. Lambert	53	2001
Douglas J. Lambert has been a director since August 2001. He is presently a Managing Director in the North American Restructuring Practice Group of Alvarez & Marsal, Inc. From 1994 to 2003, Mr. Lambert was a Senior Vice President of Wexford Capital LLC. From 1983 to 1994, Mr. Lambert held various financial positions with Integrated Resources, Inc.'s Equipment Leasing Group, including Treasurer and Chief Financial Officer. He was a certified public accountant.

Mark L. Plaumann	55	2002
Mark L. Plaumann has been a director since June 2002. He is presently a Managing Member of Greyhawke Capital Advisors LLC, which he co-founded in 1998. From 1995 to 1998, Mr. Plaumann was a Senior Vice President of Wexford Capital LLC. From 1990 to 1995, Mr. Plaumann was employed by Alvarez & Marsal, Inc. as a Managing Director. From 1985 to 1990, Mr. Plaumann worked for American Healthcare Management, Inc., where he attained the position of President. From 1974 to 1985, Mr. Plaumann worked in both the audit and consulting divisions of Ernst & Young, where he attained the position of Senior Manager. Mr. Plaumann was a certified public accountant and is certified as a Certified Management Accountant. Mr. Plaumann is the Chair of our Audit Committee, is an “audit committee financial expert” and is independent as defined under applicable SEC and NASDAQ rules.

Richard P. Schifter	58	2009
Richard P. Schifter has been a director since July 2009. He has been a partner at TPG Capital (formerly Texas Pacific Group) since 1994. Prior to joining TPG, Mr. Schifter was a partner at the law firm of Arnold & Porter in Washington, D.C., where he specialized in bankruptcy law and corporate restructuring and represented Air Partners in connection with the acquisition of Continental Airlines in 1993. Mr. Schifter joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter also served on the Boards of Directors of Ryanair, PLC from 1996 through 2003, America West Holdings from 1994 to 2005, US Airways Group from 2005 to 2006, Midwest Airlines from 2007 to 2009, and LPL Investment Holdings from 2005.

Neal S. Cohen	50	2009
Neal S. Cohen has been a director since October 2009. He is president and chief operating officer of Laureate Education, Inc. Previously, Mr. Cohen was executive vice president for international strategy and chief executive officer for regional airlines at Northwest Airlines. In addition, Mr. Cohen had served as executive vice president and chief financial officer at Northwest Airlines. Prior to his tenure with Northwest Airlines, Mr. Cohen was executive vice president and chief financial officer for US Airways. Mr. Cohen has served as chief financial officer for various service and financial organizations as well as Sylvan Learning Systems, Inc., the predecessor company of Laureate Education, Inc.

David N. Siegel	49	2009
David N. Siegel has been a director since October 2009. He was Executive Chairman of XOJET, a private aviation company, in 2010, where he previously served as CEO, and continues to serve as a board member. Mr. Siegel has commercial aviation experience spanning more than two decades including serving as the president and chief executive officer of US Airways and in senior executive roles at Northwest Airlines and Continental Airlines. From June 2004 to September 2008, Mr. Siegel was chairman and chief executive officer of Gate Gourmet Group, Inc., the world's largest independent airline catering, hospitality and logistics company. Prior to Gate Gourmet Group, Mr. Siegel served as president, chief executive and member of the board of US Airways Group, Inc., and US Airways, Inc., the airline operating unit. Prior to joining US Airways, Mr. Siegel was chairman and chief executive officer of Avis Rent A Car System, Inc., a subsidiary of Cendant Corp. Mr. Siegel's extensive experience in the airline industry includes seven years at Continental Airlines in various senior management roles, including president of its Continental Express subsidiary.

Policy Regarding Director Attendance

The Company encourages members of its Board of Directors to attend annual stockholders meetings. Mr. Cooper attended the 2010 Annual Meeting of Stockholders.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors is composed of a majority of directors who satisfy the criteria for independence within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market. In determining independence, the Board of Directors affirmatively determines, among other items, whether the directors have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Applying these independence standards, the Board of Directors has determined that Messrs. Lawrence J. Cohen, Lambert, Schifter, Neal S. Cohen, Siegel and Plaumann are all independent directors.

Committees of the Board of Directors

The Company has established a Compensation Committee, Audit Committee and Nominating Committee. Each member of the committees has been determined by the Board of Directors to be “independent” within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market and, in addition, each member of the Audit Committee is “independent” within the meaning of applicable rules and regulations of the SEC regarding the independence of audit committee members.
Compensation Committee.  The Compensation Committee discharges the Board of Directors' responsibilities in respect of compensation of our executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, including approving individual executive officer compensation; oversees our overall compensation and benefit philosophies; reviews and discusses with management the Compensation Discussion and Analysis for inclusion in our proxy statement or other applicable filings; based on such review and discussions, recommends to the Board of Directors whether the Compensation Discussion and Analysis should be included in our proxy statement or other filings; and produces the Compensation Committee Report required to be included in our proxy statement or other filings. The Compensation Committee consists of Mr. Siegel, Chair, and Messrs. Lawrence J. Cohen and Neal S. Cohen.
Audit Committee.  The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. Our Audit Committee consists of Messrs. Lawrence Cohen, Plaumann and Lambert, all of whom are independent within the meaning of the NASDAQ corporate governance and SEC rules. Our Board of Directors has determined that Mark Plaumann, the chairman of the Audit Committee, is an “audit committee financial expert.”
Nominating Committee.  The Nominating Committee is charged with assisting the Board of Directors in its selection of individuals as nominees for election to the Board at annual meetings of the Company's stockholders and filling any vacancies or newly created directorships on the Board of Directors. The Nominating Committee is currently composed of Messrs. Lambert, Chair, and Schifter.
The Nominating Committee does not set specific minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors.
The Nominating Committee considers director nominees recommended by stockholders and evaluates the qualifications of such nominees using the same selection criteria the committee uses to evaluate other potential nominees. Stockholders who wish to submit director nominees for consideration by the Nominating Committee for election at the 2012 Annual Meeting of Stockholders may do so by submitting the information to the Board of Directors as described in “About the Meeting - How are nominees for election to our Board of Directors selected” in this Proxy Statement.
The charters of the Audit Committee, Compensation Committee and Nominating Committee are available on the Company's website at http://www.rjet.com/investorrelations.html.

Executive Committee.  Our Board of Directors has a standing Executive Committee which consists of Mr. Bedford, Mr. Schifter and Mr. Neal S. Cohen. The Executive Committee approves the Company's charitable contributions up to $500,000 per annum and the execution and delivery of documentation (including, but not limited to, guarantees) and the performance thereof related to the purchase, sale, assignment, lease or other financing of aircraft, aircraft engines, or related parts whose value does not exceed $35,000,000 individually or $440,000,000 in the aggregate for any given transaction.
2010 Board and Committee Meetings

The Board of Directors held a total of eight meetings in 2010. The Compensation Committee held a total of seven meetings in 2010. The Audit Committee held a total of five meetings in 2010. Acting by written consent, the Nominating Committee held one meeting in 2010. All of the directors attended at least 75% of the meetings of the Board of Directors and any committees on which they served during 2010.
Board Leadership Structure and Board of Directors
Mr. Bryan K. Bedford serves as both the Company's Chairman of the Board of Directors and President and Chief Executive Officer. The Board of Directors has appointed David N. Siegel, Chairman of the Company's Compensation Committee, to serve as Lead Independent Director. The Lead Independent Director, among other things, chairs executive sessions of the Independent Directors, serves as a spokesperson for the Independent Directors and serves as a liaison between the Company's other Independent Directors and the Company's management, auditors and counsel between Board meetings. The Board believes this structure allows all of the Independent Director to participate in the full range of the Board's responsibilities with respect to its oversight of the Company's management. The Board has determined that this leadership structure is appropriate given the size and complexity of the Company, the number of directors overseeing the Company and the Board of Directors' oversight responsibilities.
The specific experience, qualifications, attributes or skills that led to the conclusion that each Director should serve as a Director of the Company, in light of the Company's business and structure, are as follows:
Bryan K. Bedford joined us in July 1999 as our president and chief executive officer and a member of our board of directors and became chairman of the board in August 2001. From July 1995 through July 1999, Mr. Bedford was the president and chief executive officer and a director of Mesaba Holdings, Inc., a publicly owned regional airline. He has over 23 years of experience in the regional airline industry. He has received numerous awards and recognition as an outstanding chief executive in the aviation industry. In 2010, Mr. Bedford was asked to serve on the President's Future Aviation Advisory Committee. Mr. Bedford is a licensed pilot and a certified public accountant. Mr. Bedford also serves on the Board of Directors of the Regional Airline Association.

Lawrence J. Cohen has been a director since June 2002. He is the owner and Chairman of Pembroke Companies, Inc., an investment and management firm that he founded in 1991. The firm makes investments in and provides strategic management services to real estate and specialty finance related companies. From 1989 to 1991, Mr. Cohen worked at Bear Stearns & Co. where he attained the position of Managing Director. From 1983 to 1989, Mr. Cohen served as first Vice President in the Real Estate Group of Integrated Resources, Inc. From 1980 to 1983, Mr. Cohen was an associate at the law firm of Proskauer Rose Goetz & Mendelsohn. Mr. Cohen is a member of the bar in both New York and Florida. Mr. Cohen provides expertise on financial and investment matters.
Douglas J. Lambert has been a director since August 2001. He is presently a Managing Director in the North American Restructuring Practice Group of Alvarez & Marsal, Inc. From 1994 to 2003, Mr. Lambert was a Senior Vice President of Wexford Capital LLC. From 1983 to 1994, Mr. Lambert held various financial positions with Integrated Resources, Inc.'s Equipment Leasing Group, including treasurer and chief financial officer. He was a certified public accountant. Mr. Lambert provides expertise on financial and investment matters.
Mark L. Plaumann has been a director since June 2002. He is presently a Managing Member of Greyhawke Capital Advisors LLC, which he co-founded in 1998. From 1995 to 1998, Mr. Plaumann was a Senior Vice President of Wexford Capital LLC. From 1990 to 1995, Mr. Plaumann was employed by Alvarez & Marsal, Inc. as a Managing Director. From 1985 to 1990, Mr. Plaumann worked for American Healthcare Management, Inc., where he attained the position of President. From 1974 to 1985, Mr. Plaumann worked in both the audit and consulting divisions of Ernst & Young, where he attained the position of Senior Manager. Mr. Plaumann was a certified public accountant and is certified as a Certified Management Accountant. Mr. Plaumann provides expertise on financial and investment matters.
Richard P. Schifter has been a director since July 2009. He has been a partner at TPG Capital (formerly Texas Pacific Group) since 1994. Prior to joining TPG, Mr. Schifter was a partner at the law firm of Arnold & Porter in Washington, D.C., where he specialized in bankruptcy law and corporate restructuring and represented Air Partners in connection with the acquisition of Continental Airlines in 1993. Mr. Schifter joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter also served on the Boards of Directors of Ryanair, PLC from 1996 through 2003, America West Holdings from 1994 to 2005, US Airways Group from 2005 to 2006, Midwest Airlines from 2007 to 2009, and LPL Investment Holdings from 2005. Mr. Schifter provides expertise on the airline industry.
Neal S. Cohen has been a director since October 2009. He is president and chief operating officer of Laureate Education, Inc. Previously, Mr. Cohen was executive vice president for international strategy and chief executive officer for regional airlines at Northwest Airlines. In addition, Mr. Cohen had served as executive vice president and chief financial officer at Northwest Airlines. Prior to his tenure with Northwest Airlines, Mr. Cohen was executive vice president and chief financial officer for US Airways. Mr. Cohen has served as chief financial officer for various service and financial organizations as well as Sylvan Learning Systems, Inc., the predecessor company of Laureate Education, Inc. Mr. Cohen provides expertise on the airline industry and financial matters.
David N. Siegel has been a director since October 2009. He was Executive Chairman of XOJET, a private aviation company, in 2010, where he previously served as CEO, and continues to serve as a board member. Mr. Siegel has commercial aviation experience spanning more than two decades including serving as the president and chief executive officer of US Airways and in senior executive roles at Northwest Airlines and Continental Airlines. From June 2004 to September 2008, Mr. Siegel was chairman and chief executive officer of Gate Gourmet Group, Inc., the world's largest independent airline catering, hospitality and logistics company. Prior to Gate Gourmet Group, Mr. Siegel served as president, chief executive and member of the board of US Airways Group, Inc., and US Airways, Inc., the airline operating unit. Prior to joining US Airways, Mr. Siegel was chairman and chief executive officer of Avis Rent A Car System, Inc., a subsidiary of Cendant Corp. Mr. Siegel's extensive experience in the airline industry includes seven years at Continental Airlines in various senior management roles, including president of its Continental Express subsidiary. Mr. Siegel provides expertise on the airline industry.
The Board's Role in Risk Oversight
Consistent with its responsibility for oversight of the Company, the Board of Directors, among other things, oversees risk management of the Company's business affairs directly and through the committee structure that it has established.
The Board of Directors' role in the Company's risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board of Directors (or the appropriate committee) receives these reports from management to identify and discuss such risks. The Board of Directors periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board of Directors, management has implemented a variety of processes, procedures and controls to address these risks.
The Board of Directors requires management to report to the full Board of Directors on a variety of matters at regular meetings of the Board of Directors and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives regular reports from the Company's independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board of Directors' risk oversight function and enable the Board of Directors to review and assess any material risks facing the Company.
Non-Employee Director Compensation for Fiscal 2010

We pay each of our non-employee directors an annual fee of $25,000 for each fiscal year in which they serve as a director and an additional fee of $1,300 for every Board of Directors meeting they attend. Each non-employee director also receives an additional fee of $2,500 per year for serving on the Compensation Committee and $2,500 per year for serving on the Executive Committee (as well as an additional annual fee of $2,500 per year for serving as the chairman of the Executive Committee and $2,500 per year for serving as the chairman of the Compensation Committee). In addition, each non-employee director receives an additional fee of $5,000 per year for serving on the Audit Committee (as well as an additional annual fee of $10,000 per year for serving as the chairman of the Audit Committee and an additional fee of $1,300 for every Audit Committee meeting they attend). The Lead Independent Director receives an annual fee consisting of $25,000 in restricted stock.

Each non-employee director was automatically granted options to purchase 10,000 shares of our common stock. Each new non-employee director will automatically be granted options to purchase 10,000 shares of our common stock under our Amended and Restated 2007 Plan on the first trading day following his or her commencement of service as a non-employee director. In addition, each non-employee director will generally be granted an option to purchase 2,500 shares of common stock on the date of each annual meeting of stockholders at which he or she is re-elected as a non-employee director. A non-employee director is any member of our Board of Directors who is not employed by us, or is not a consultant to us or any of our subsidiaries and includes any director who serves as one of our officers but is not paid by us for this service. The exercise price per share covered by an option granted shall be equal to the fair market value of the common stock on the date of grant. Subject to remaining in continuous service with the Company through each applicable vesting date, a director's initial option grant will become exercisable as follows: with respect to 1/24 of the shares covered thereby on the first day of each month for the first 12 months commencing after the date of the grant, and with respect to 1/48 of the shares covered thereby on the first day of each successive month for the next 24 months. Each annual option grant shall, subject to the director remaining in continuous service with the Company through each applicable vesting date, become vested with respect to 1/12 of the shares covered thereby on the first day of each month for the first 12 months commencing after the date of the grant. Upon the cessation of a non-employee director's service, such individual will generally have 180 days to exercise all options that are exercisable on the termination date. If a director's service terminates by reason of his or her death or disability, his or her beneficiary will generally have 12 months to exercise any portion of a director option that is exercisable on the date of death. Except as otherwise provided herein, if not previously exercised, each option granted shall expire on the tenth anniversary of the date of grant. Upon a change in control, vesting of the options held by a non-employee director will accelerate and become fully vested.
The following table sets forth the type and amount of awards that were granted to the non-employee directors during the 2010 fiscal year under the Company's 2007 Equity Incentive Plan (the “2007 Plan”).

Name	Stock Option Awards
Douglas J. Lambert	2,500
Lawrence J. Cohen	2,500
Mark L. Plaumann	2,500
Richard P. Schifter	2,500
David N. Siegel	2,500
Neal S. Cohen	2,500
All current non-employee directors	15,000
The following table relates to the compensation of our non-employee directors in 2010:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)	Total ($)
Lawrence J. Cohen	$50,700	$7,275	$57,975
Douglas J. Lambert	$45,600	$7,275	$52,875
Mark L. Plaumann	$55,600	$7,275	$62,875
Neal S. Cohen	$46,900	$24,730	$71,630
Richard P. Schifter	$40,500	$15,666	$56,166
David N. Siegel	$45,600	$24,730	$70,330

(1)    Represents (a) the annual retainer of $25,000, (b) compensation for serving on the committees, (c) compensation for serving as the chairman of the committees, as applicable, and (d) compensation for attendance at Board and committee meetings.

(2)    “Option Awards” represent the dollar amount recognized as an expense with respect to non-employee directors option awards on the Company's audited financial statements for 2010, disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial statements. Option expense is charged to earnings over the relevant period of vesting service. The fair value of each option award was estimated on the date of grant using a Black-Scholes option pricing model that used the following assumptions: expected volatility of 58% to 63%, expected term of four to five years, a risk free interest rate of 2.0% to 2.9% and a dividend yield of zero.

(3)    The aggregate number of options granted to non-employee directors for 2010 was 15,000, and the aggregate number of options awards outstanding at the fiscal year end was 112,500.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires that the Company's executive officers and directors, and any person who beneficially owns more than ten percent of the Company's common stock, file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors, and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and owners of more than ten percent of the Company's common stock, we believe that during fiscal 2010 our executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, except for Robert H. Cooper and Bryan K. Bedford, each of whom failed to timely file one report on Form 4 with respect to one transaction.
Vote Required

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.
THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 - ELECTION OF DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Compensation Objectives

We and the Compensation Committee believe that executive compensation should be closely related to increased stockholder value. One of our strengths contributing to the Company's successes is a strong management team, many of whom have been with us for a number of years. The compensation program is designed to enable us to attract, retain and reward capable employees who can contribute to our continued success, principally by linking portions of compensation with the attainment of key business objectives. Performance-based compensation, equity participation and a strong alignment to stockholders' interests are key elements of our compensation philosophy. Accordingly, our executive compensation program is designed to provide competitive compensation, support our strategic business goals and reflect our performance. The compensation program reflects the following principles:

•	Compensation should encourage increased stockholder value;

•	Compensation programs should reflect and promote our values and reward individuals for outstanding contributions towards achieving specific business goals;

•	Compensation programs should enable us to attract and retain highly qualified professionals; and

•
All compensation policies and all compensation decisions are designed to reward employees, including the named executive officers, who have demonstrated the capacity to contribute to our financial and competitive performance, thereby furthering the main objective of our compensation program - increasing stockholder value.

Implementing Our Objectives

During 2010, in order to more closely correlate our named executive officers' compensation to their performance, the Compensation Committee, in establishing new employment agreements with Mr. Bedford and Mr. Heller, replaced minimum bonus guarantees with a structured annual incentive plan. The Compensation Committee also eliminated tax gross-up provisions from the new employment agreements. In addition, in order to enhance the Company's corporate governance practices, the Compensation Committee implemented stock ownership guidelines and approved the compensation of the lead independent director, a newly created position.

The Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive's individual performance during the year against established goals, leadership qualities, operational performance, business responsibilities, current compensation arrangements and potential to enhance stockholder value. Specific factors affecting compensation decisions for the named executives include:

•	the nature, scope and level of the executive's responsibilities;

•	our overall operational performance and profitability, measured by our end-of-year and year-to-year financial and operational data;

•	our safety performance;

•
the executive's individual performance (which, in the case of the named executives, primarily relates to their effectiveness in leading our initiatives to increase productivity, cash flow, income and revenue growth and the value we provide to our customers); and

•	the compensation levels of executive officers at our peer group airlines.

Bryan K. Bedford and Wayne C. Heller have employment agreements with the Company which extend until December 31, 2013. These employment agreements provide for an annual base salary and a target annual incentive opportunity which is determined, in its sole discretion, by the Compensation Committee based upon certain performance measures which are determined by the Board in its discretion.
The financial data that we take into account in setting our executive officers' compensation includes our operating revenues, pre-tax profit, “pre-tax margin,” net income and the “cost per available seat mile excluding fuel.” “Pre-tax margin” is the profitability of the Company before taxes are paid. The “pre-tax margin” is calculated by dividing pre-tax earnings by revenues and then multiplying by 100. The result is expressed as a percentage. “Cost per available seat mile” is expressed in cents to operate each seat mile offered, and is determined by dividing our total operating and interest expenses less fuel expense by “available seat miles.” “Available seat miles” is a measure of our airline flights' carrying capacity. It is equal to the number of seats available multiplied by the number of miles flown. “Cost per available seat mile” is frequently used to allow a cost comparison between different airlines.
The operational data that we take into account in setting our executive officers' compensation includes the number of aircraft at year end, the number of departures, the on-time departure and arrival performance, the flight completion factor, the number of “block hours,” that is, hours from the departure gate to the arrival gate for our aircraft, and the number of additions to our fleet of aircraft.
The safety date we take into account includes results of third party audits. Safety evaluations are conducted by the Department of Defense, our major airline partners, the Federal Aviation Administration and the overall health of the companies; internal safety systems.
We attempt to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial and operational measures as well as the performance of the Company's common stock. Our goal is to motivate our named executives to deliver superior performance and to retain their services with the Company on a cost-effective basis.
Role of the Compensation Committee and Management

Generally, our management provides the Compensation Committee with recommendations regarding the annual incentive compensation of all named executive officers and certain other employees in November of each year. The Compensation Committee believes that our management's insight to our business as well as their experience in the airline industry combine to provide a valuable resource to the Compensation Committee with respect to our executive compensation arrangements. Our management analyzes the overall operational performance, profitability and safety, using both financial and operational measures, to provide a basis for the executive compensation. Our management also reviews compensation levels of similarly situated peer companies. The Compensation Committee may request additional information and analysis and ultimately determines in its discretion whether to approve any recommended changes in compensation. These determinations are made by our Compensation Committee based on its own analysis and judgment and the recommendations of our management.

As part of its oversight of the Company's executive compensation program, the Compensation Committee considers the impact of the Company's executive compensation program, and the incentives created by the compensation awards that it administers, on the Company's risk profile. In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company's financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.
Impact of Tax Treatments on Compensation

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the annual tax deduction for public companies to $1 million for compensation paid to each of a company's named executive officers. Qualifying performance-based compensation is not subject to the deduction limit if the Code requirements are met. Compensation received from the exercise of stock options and the vesting of restricted stock granted prior to our 2011 annual meeting under our 2002 Equity Incentive Plan (the “2002 Plan”) is not subject to the Section 162(m) deduction limit. Compensation paid under awards granted under the 2002 Plan after that date would not be exempt from the deduction limitation.
It is anticipated that compensation paid to our named executives under our Amended and Restated 2007 Plan will qualify for the performance-based compensation exemption from Section 162(m).
None of our named executive officers was paid cash compensation in excess of $1 million for 2010. While we intend to seek to take advantage of favorable tax treatment for executive compensation where appropriate, the primary drivers for determining the amount and form of executive compensation are the retention and motivation of superior executive talent rather than tax-based considerations.
Equity Grant Practices

Option grants are made by the Compensation Committee at the times needed to meet appropriate deadlines for compensation-related decisions. Our consistent practice is that the exercise price for every stock option is the closing price on The NASDAQ Global Select Market on the date of grant. The exercise price of options is not less than the fair market value of the shares on the date of grant.
Peer Benchmarking

Periodically, the Committee reviews and analyzes total direct compensation at the executive level. In analyzing the Named Executive Officers' compensation for 2010, the Committee reviewed the total direct compensation for executives with a peer group of air carriers consisting of Air Tran Holdings, Alaska Air Group, JetBlue Airways, Hawaiian Holdings, and SkyWest. In general, the Company's executive compensation program is designed to achieve total direct compensation at the 50th percentile of the peer group data for Named Executive Officers. The Committee also periodically reviews benchmarking information on annual incentives, equity-based incentives, benefits, and perquisites for a broader group of airline peers that includes the five core airline group plus AMR Corporation, Delta Air Lines, Southwest Airlines, United Continental Airlines, and US Airways Group.
Elements of Compensation

Our executive compensation is comprised of three principal components, namely base salary, an annual incentive opportunity and long-term equity-based incentives. The named executive officers each have a targeted level of annual incentive opportunity, expressed as a percentage of base salary, that may be earned based on the achievement of annual performance measures approved by the Compensation Committee at the beginning of each year. The amount of the annual incentive for any year may be more or less than the target amount, but not more than a certain percentage of the executive's salary for the year, and is determined by the

Compensation Committee, in its sole discretion, based upon their assessment of actual performance against the goals that were set for the plan year. Long-term incentives generally consist of stock options and restricted shares granted to our senior management executives. In addition, we offer our executive officers severance arrangements and fringe benefits and perquisites, each of which is intended to serve the overall compensation philosophy.
Base Salary.  We pay our named executive officers a base salary in order to remain competitive in the market. The Company's salary levels for Mr. Bedford and Mr. Heller were set under employment agreements entered into with each named executive in 2003, as amended in 2004, 2007 and 2010. The base salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, the Company's operational performance, general economic conditions, as well as a number of factors relating to the particular individual, including the performance of the individual executive, level of experience, ability and knowledge of the job. On an annual basis, the Compensation Committee may decide to increase the salary of our named executives.
Annual Incentive.  In order to provide incentives for annual performance, we believe that a substantial portion of each named executive's compensation should be in the form of a performance driven annual "at risk" incentive. Our employment agreements with the named executives provide for a target annual incentive opportunity. The amount of the actual annual incentive for any year may be more or less than the target amount, but not more than a certain percentage of the executive's salary for the year, and is determined, in its sole discretion, by the Compensation Committee based upon certain performance measures which are communicated to the executive in advance. For 2010, Mr. Bedford's target annual incentive opportunity was 100% of base salary with a maximum opportunity of 200%, and the target annual incentive opportunity for Mr. Cooper and Mr. Heller was 75% of base salary, with a maximum opportunity of 150%.
Annual incentives are intended to motivate and reward executives for achieving specific Company goals. The Compensation Committee aligns executive compensation with the achievement of the Company's strategic plan by establishing a target performance level for each financial and operational goal that is consistent with the annual strategic goals. Annual incentive goals are established at the beginning of each year and may include financial goals, such as operating revenues, pre-tax profit, “pre-tax margin,” net income and the “cost per available seat mile” excluding fuel, and operational data, including the number of aircraft at year end, the number of departures, the on-time departure and arrival performance, the flight completion factor, the number of “block hours”, which are hours from the departure gate to the arrival gate for our aircraft, and the number of additions to our fleet of aircraft. The actual annual incentives earned are determined at the end of each year based on the Compensation Committee's assessment of the actual performance levels achieved for each goal. For 2010, the annual incentive goals included Company profitability, on-time performance and key individual strategic goals for each executive officer.
Long-Term Incentive Awards.  The Compensation Committee believes that our best interests will be advanced by enabling our named executive officers, who are responsible for our management, growth and success, to receive compensation in the form of long-term incentive awards which may increase in value in conjunction with an increase in the value of our common stock. By this approach, the best interests of stockholders, executives and employees will be closely aligned. We believe that these awards will provide our named executives with an incentive to remain in their positions with us.
Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of our common stock at a specified price in the future, as well as restricted stock. The grant of equity awards is based in large part on a key employee's potential contribution to our growth and profitability, based on the Compensation Committee's discretionary evaluation.
Options are granted at the prevailing market value of our common stock on the date of grant and will only have value if our stock price increases. On the other hand, restricted stock gives the executives the opportunity to own our stock once the restriction on the restricted stock lapses. Restricted stock serves as a reward for past performance as well as an incentive towards future performance. Because we are focused on providing incentives to our executive officers for continued growth and on providing them with tax effective compensation, most of our incentive compensation grants have been in the form of stock options. Generally, grants of options and restricted stock vest over a period of time and executives must be employed by us for such options and restricted stock to vest.
The Company recognizes compensation expense for outstanding equity awards as well as future equity awards over the requisite period of service.
Because no further shares were available for future grants under the 2002 Plan, we adopted a new equity incentive plan at the 2007 Annual Meeting of Stockholders. Under the terms of the 2002 Plan and the 2007 Plan, awards may be made at such times and upon such vesting and other conditions as determined by the Compensation Committee, and may be made in the form of (a) stock options, including options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code, and options which do not qualify as ISOs, (b) restricted shares of common stock, (c) restricted stock units, and (d) other equity-based awards related to shares of common stock, including stock appreciation rights and dividend equivalents.

Stock Ownership Guidelines

In 2010, the Company adopted stock ownership guidelines for executive officers. Under the guidelines, our Chief Executive Officer is expected to hold Company stock having a value of at least three times annual base salary and executive vice presidents are expected to hold Company stock having a value of at least one times annual base salary. The guidelines are expected to be reached within three years of implementation, or within three years for new or newly promoted executive vice presidents. Mr. Bedford and Mr. Heller currently meet the guidelines. Our independent directors are encouraged to hold Company stock having a value of at least three times the independent directors' annual retainer, to be reached within three years of implementation of the stock ownership guidelines, or within three years of election to the board for new directors.
Severance Arrangements.  In connection with the employment agreements we entered into with each named executive officer, the Compensation Committee determined that the adoption of a severance plan structure would advance the objectives which the Compensation Committee has established for our executive compensation program by assisting us in recruiting and retaining top-level talent. In addition, the Compensation Committee believes that formalizing our severance practices benefits us by providing us with certainty in terms of our obligations to an eligible executive in the event that our relationship with any such executive is severed.
The selection of the measures used to determine the amounts payable upon the happening of certain events as well as the selection of the types of events which trigger severance payments, represent the determination by the Compensation Committee and our Board of Directors regarding the best position for us to be in should any such event occur in light of the objectives which have been established for our executive compensation program. The severance plan structure also benefits us by virtue of the confidential information, non-competition, non-solicitation provisions, which inure to our benefit in the event that an eligible executive severs employment with us. See “Termination of Employment and Change-in-Control Agreements” at page 31 below for a description of the severance and non-compete provisions of the employment agreements of our named executives.
Fringe Benefits and Perquisites.  Our named executive officers are eligible to participate in 401(k), disability, medical and group insurance plans generally available to all our employees. The Company does not provide any special benefits or perks to any of its executives.
Determining Compensation for the Named Executives in 2010

In determining Mr. Bedford's and Mr. Heller's base salary for 2010, the Compensation Committee considered competitive trends, our overall financial performance and resources, our operational performance, general economic conditions, the compensation level of similarly situated executives at our peer companies, and a number of factors relating to the executive, including the performance of the executive level of his experience, ability and knowledge of the job.
The Compensation Committee considered the following operational and financial highlights in 2010: (i) The Fleet: The Company sold/returned four A318s, sold one E170, returned five leased Q400s, returned final seven CRJ-200 aircraft; signed agreements to lease a total of ten A319/320 in 2011; signed a purchase agreement for 40 C-Series aircraft; signed a purchase agreement for six firm and 18 conditional firm E190 aircraft; (ii) Commercial: The Company determined that its branded business would utilize the Frontier name; increased sales of bundled fares; consolidated booking engines for Frontier/Midwest; and consolidated frequent flyer database for Frontier/Midwest; (iii) Operations/Administrative: The Company executed a lease buyout of the Midwest Campus; combined space at 20 common Frontier/Midwest airports, reducing airport rents; combined all back office functions (finance, human resources, information technology, and administration) at the Indianapolis location; and converted all employees to a single HRIS platform (Ultipro); and (iv) Liquidity Initiatives: The Company financed spare engines for approximately $40M of additional liquidity; secured parts financing from Pratt Whitney for $25 million of additional liquidity; completed credit card agreement to release 5% of the holdback ($8 million-$10 million); completed a follow-on stock offering for approximately $102 million of additional liquidity. Overall the Company exceeded its targeted financial performance contained in its approved 2010 business plan and continued its long history of safe and reliable operations.
The Compensation Committee has determined that the Company's named executive officers merit higher compensation based upon their performance relative to similarly situated companies in our peer group.
Equity Grants in 2010

The Compensation Committee took into account the actual results for 2009 and 2010 in deciding upon the equity grants we provided to our named executive officers. Mr. Bedford and Mr. Heller were granted options upon the signing of their new employment agreements as discussed below.

Bryan K. Bedford
Cash Compensation.  Mr. Bedford received total cash compensation for his services to us in 2010 in the amount of $450,000 which represents his annual base salary. Mr. Bedford elected to forgo his annual bonus of $450,000, representing 100% of his salary for 2010, for the benefit of the Company. The base salary paid to Mr. Bedford for 2010 constituted approximately 36% of the total compensation paid to Mr. Bedford as set forth in the “Total” column in the Summary Compensation Table.
Long-Term Incentive Awards.  On November 2, 2010, the Compensation Committee granted to Mr. Bedford a stock option to purchase 60,000 shares of our common stock at a purchase price of $9.25 per share. These stock options become exercisable in equal annual installments over three years beginning on November 2, 2011. Also on November 2, 2010, the Compensation Committee granted to Mr. Bedford 120,000 shares of restricted stock at a par value $.001 per share. This restricted stock will vest in equal annual installments over three years beginning on November 2, 2011.
Employment Agreement.  On November 2, 2010, Mr. Bedford's employment agreement was amended pursuant to which his base salary remains unchanged at $450,000. In addition to the base salary, Mr. Bedford will have an annual bonus opportunity target equal to 100% of his salary for the year. The amount of the annual bonus may be more or less than the target amount, but not more than 200% of Mr. Bedford's salary for the year, and will be determined, in its sole discretion, by the Compensation Committee based upon certain performance measures which shall be determined by the Board of Directors. The term of the employment agreement will automatically renew for successive one year periods unless either we or Mr. Bedford shall have given notice to terminate the employment agreement no later than 90 days prior to the end of the then current term of the employment agreement.
Robert H. Cooper
Cash Compensation.  Mr. Cooper was awarded total cash compensation for his services to us in 2010 in the amount of $450,000. Of this sum, $225,000 represents Mr. Cooper's annual base salary for 2010 and $225,000 represents an amount paid to Mr. Cooper as a cash bonus. The base salary and cash bonus paid to Mr. Cooper for 2010 constituted approximately 23% and 23%, respectively, of the total compensation paid to Mr. Cooper as set forth in the “Total” column in the Summary Compensation Table.
Long-Term Incentive Awards.  Mr. Cooper was not granted long-term incentive awards during the year ended December 31, 2010.
Employment Transition and Separation Agreement.  On November 2, 2010, the Company announced Mr. Cooper's retirement effective April 1, 2011. In connection with Mr. Cooper's retirement, the Company and Mr. Cooper entered into an Employment Transition and Separation Agreement. Upon termination of Mr. Cooper's services, the Company provides Mr. Cooper with severance benefits including a salary at the rate of $225,000 per year and travel benefits until December 31, 2013. In addition, the Company will reimburse Mr. Cooper $2,500 per month for medical insurance for 33 months following an 18-month COBRA period. In exchange, Mr. Cooper has executed customary releases of claims he may have against the Company and agree not to directly or indirectly solicit the Company's employees for a 12-month period, not to disclose the Company's confidential information and trade secrets, and not to compete with the Company or its affiliates.
Wayne C. Heller
Cash Compensation.  Mr. Heller was awarded total cash compensation for his services to us in 2010 in the amount of $436,540. Of this sum, $486,540 represents Mr. Heller's annual base salary for 2010 and $250,000 represents an amount paid to Mr. Heller as a cash bonus. The base salary and cash bonus paid to Mr. Heller for 2010 constituted approximately 24% and 20%, respectively, of the total compensation paid to Mr. Heller as set forth in the “Total” column in the Summary Compensation Table.
Long-Term Incentive Awards.  On November 2, 2010, the Compensation Committee granted to Mr. Heller a stock option to purchase 80,000 shares of our common stock at a purchase price of $9.25 per share. These stock options become exercisable in equal annual installments over three years beginning on November 2, 2011. Also on November 2, 2010, the Compensation Committee granted to Mr. Heller 40,000 shares of restricted stock at a par value $.001 per share. This restricted stock will vest in equal annual installments over three years beginning on November 2, 2011.
Employment Agreement.  On November 2, 2010, Mr. Heller's employment agreement was amended pursuant to which his base salary increased from $225,000 to $300,000. In addition to the base salary, Mr. Heller will have an annual bonus opportunity target equal to 75% of his salary for the year. The amount of the annual bonus may be more or less than the target amount, but not more than 150% of Mr. Heller's salary for the year, and will be determined, in its sole discretion, by the Compensation Committee based upon certain performance measures which shall be determined by the Board of Directors. The term of the employment agreement will automatically renew for successive one year periods unless either we or Mr. Heller shall have given notice to terminate the employment agreement no later than 90 days prior to the end of the then current term of the employment agreement.

New Named Executive Officers in 2011

In April 2011, the Company entered into employment agreements with Timothy P. Dooley, Senior Vice President, Chief Financial Officer, Secretary and Treasurer, and Lars-Erik Arnell, Senior Vice President, Corporate Development.
Timothy P. Dooley
Employment Agreement.  On April 12, 2011, the Company and Mr. Dooley entered into an employment agreement. Pursuant to the employment agreement, the term of Mr. Dooley's employment with the Company shall continue until December 31, 2013. However, the Company may terminate the agreement upon giving 30 days notice. Pursuant to the employment agreement, Mr. Dooley's base salary is $250,000. In addition to the base salary, Mr. Dooley will have an annual bonus opportunity target equal to 65% of his salary for the year. The amount of the annual bonus may be more or less than the target amount, but not more than 125% of Mr. Dooley's salary for the year, and will be determined, in its sole discretion, by the Compensation Committee based upon certain performance measures which shall be determined by the Board of Directors. The term of the employment agreement will automatically renew for successive one year periods unless either we or Mr. Dooley shall have given notice to terminate the employment agreement no later than 90 days prior to the end of the then current term of the employment agreement.
The employment agreement provides for severance compensation of two times base salary and two times bonus paid to Mr. Dooley for the Company's last calendar year upon the occurrence of certain events, including a change in control of the Company, death or disability, or termination by Mr. Dooley for good reason. Upon failure to renew the agreement, the employment agreement provides for a payment of one times base salary and one times Mr. Dooley's target bonus then in effect.
In connection with the employment agreement, the Company granted to Mr. Dooley options to purchase 40,000 shares of the Company's common stock at an exercise price per share equal to $5.77, the closing price of the Company's common stock on The NASDAQ Global Select Market on April 12, 2011, the grant date. One-third of these stock options vest on each of December 31, 2011, December 31, 2012 and December 31, 2013.
The Company also granted to Mr. Dooley 20,000 shares of restricted stock at a price per share equal to the par value thereof, which shall vest on each of December 31, 2011, December 31, 2012 and December 31, 2013.
Lars-Erik Arnell
Employment Agreement.  On April 12, 2011, the Company and Mr. Arnell entered into an employment agreement. Pursuant to the employment agreement, the term of Mr. Arnell's employment with the Company shall continue until December 31, 2013. However, the Company may terminate the agreement upon giving 30 days notice. Pursuant to the employment agreement, Mr. Arnell's base salary is $225,000. In addition to the base salary, Mr. Arnell will have an annual bonus opportunity target equal to 65% of his salary for the year. The amount of the annual bonus may be more or less than the target amount, but not more than 125% of Mr. Arnell's salary for the year, and will be determined, in its sole discretion, by the Compensation Committee based upon certain performance measures which shall be determined by the Board of Directors. The term of the employment agreement will automatically renew for successive one year periods unless either we or Mr. Arnell shall have given notice to terminate the employment agreement no later than 90 days prior to the end of the then current term of the employment agreement.
The employment agreement provides for severance compensation of two times base salary and two times bonus paid to Mr. Arnell for the Company's last calendar year upon the occurrence of certain events, including a change in control of the Company, death or disability, or termination by Mr. Arnell for good reason. Upon failure to renew the agreement, the employment agreement provides for a payment of one times base salary and one times Mr. Arnell's target bonus then in effect.
In connection with the employment agreement, the Company granted to Mr. Arnell 20,000 shares of restricted stock at a price per share equal to the par value thereof, which shall vest on each of December 31, 2011, December 31, 2012 and December 31, 2013.
Future Periods

The foregoing discussion describes the compensation objectives and policies which we utilized with respect to our named executive officers during 2010 and 2011 to date. In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our named executive officers, the objectives of our executive compensation program, as well as the methods which the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our named executive officers, may change.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2010. In reliance on the reviews and discussions with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2010 for filing with the SEC.
By the Compensation Committee of the Board of Directors:
David N. Siegel, Chair
Neal S. Cohen
Lawrence J. Cohen

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2010

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (3)	Total ($)
Bryan K. Bedford President and Chief Executive Officer	2010	$450,000	—	$296,312	$478,017	—	—	$9,692	$1,234,021
	2009	$450,000	—	$222,234	$672,141	—	—	$9,692	$1,354,066
	2008	$450,000	$620,000	$144,031	$823,344	—	—	$9,000	$2,046,375
Robert H. Cooper(4) Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2010	$225,000	$225,000	$211,651	$330,049	—	—	$8,308	$1,000,008
	2009	$225,000	$237,500	$158,738	$570,976	—	—	$8,308	$1,200,523
	2008	$225,000	$475,000	$77,727	$647,440	—	—	$7,961	$1,433,128
Wayne C. Heller Executive Vice President and Chief Operating Officer	2010	$236,540	$250,000	$211,651	$330,049	—	—	$9,231	$1,037,471
	2009	$225,000	$237,500	$158,738	$570,976	—	—	$9,284	$1,201,499
	2008	$225,000	$475,000	$77,727	$647,440	—	—	$8,654	$1,433,821
___________

(1)    All of the salaries and bonuses for the named executives in 2010, 2009 and 2008 were paid in cash.

(2)    “Option Awards” and “Stock Awards” represent the dollar amount recognized as an expense with respect to stock and option awards on the Company's audited financial statements for the 2010 fiscal year disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial. No amounts of stock or option awards were forfeited by the named executives in 2010. Expense is charged to earnings over the relevant period of vesting service and relates to the awards granted to the named executive officers in December 2004, February 2007, December 2008 and November 2010. The fair value of each award was estimated on the date of grant using a Black-Scholes option pricing model that used the following assumptions: expected volatility from 32% and 63%, expected term from two to four years and risk free interest rates from 1.2% to 4.9%.

(3)    “All Other Compensation” reflects compensation paid by us to our named execute officers as 401(k) matching contributions.

(4)    Mr. Cooper retired as the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary effective as of April 1, 2011.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Bryan K. Bedford	11/2/2010	120,000	60,000	$9.25	$1,370,486
Robert H. Cooper(1)	11/2/2010	—	—	$—	$—
Wayne C. Heller	11/2/2010	40,000	80,000	$9.25	$717,430

___________

(1)    Mr. Cooper retired as the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary effective as of April 1, 2011.

Fiscal Year 2010 Equity Awards
The stock option awards disclosed in the Grants of Plan-Based Awards Table were granted under the 2002 Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of the grant. The restricted stock awards disclosed in the Grants of Plan-Based Awards Table were granted under the 2002 Plan and were granted with a purchase price per share equal to the par value of the share.
The stock options granted on November 2, 2010 become exercisable in equal annual installments over three years beginning on November 2, 2011.
The restricted shares granted on November 2, 2010 vest in equal annual installments over three years beginning on November 2, 2011, subject to continued employment.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Bryan K. Bedford	476,625	—	$13.00	12/27/2014	—	—
	220,000	—	$18.59	2/20/2017	—	—
	200,000	—	$19.12	9/4/2017	—	—
	141,333	70,667	$12.70	12/6/2018	29,165	$213,779
	50,000	150,000	$4.10	6/22/2019	—	—
	—	60,000(1)	$9.25	10/30/2020	120,000	$879,600
Robert H. Cooper	110,000	—	$18.59	2/20/2017	—	—
	200,000	—	$19.12	9/4/2017	—	—
	100,000	50,000	$12.70	12/6/2018	20,832	$152,699
	—	93,750	$4.10	6/22/2019	—	—
Wayne C. Heller	26,748	—	$13.00	12/27/2014	—	—
	110,000	—	$18.59	2/20/2017	—	—
	200,000	—	$19.12	9/4/2017	—	—
	50,000	100,000	$12.70	12/6/2018	20,832	$152,699
	31,250	93,750	$4.10	6/22/2009	—	—
	—	80,000(2)	$9.25	10/30/2020	40,000	$293,200
___________

(1)    On November 2, 2010, a stock option to purchase 60,000 shares of our common stock was granted to Mr. Bedford, which becomes vested and exercisable in equal annual amounts over three years beginning November 2, 2011.

(2)    On November 2, 2010, a stock option to purchase 80,000 shares of our common stock was granted to Mr. Heller, which becomes vested and exercisable in equal annual amounts over three years beginning November 2, 2011.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bryan K. Bedford	—	—	23,332	$161,049(1)
Robert H. Cooper	31,250	$153,125(3)	16,664	$115,023(2)
Wayne C. Heller	—	—	16,664	$115,023(2)
___________

(1)    5,833 restricted shares vested on January 1, April 1, July 1, and October 1, 2010 at a purchase price of $0.001 and average market price of $7.45, $5.93, $6.03 and $8.20, respectively.

(2)    4,166 restricted shares vested on January 1, April 1, July 1, and October 1, 2010 at a purchase price of $0.001 and average market price of $7.45, $5.93, $6.03 and $8.20, respectively.

(3)    Mr. Cooper exercised 6,250 and 25,000 stock options on October 21 and 22, 2010, with an exercise price of $4.10 and a market price of $9.00.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
The Compensation Committee and our Board determined that it was in our best interests to provide severance arrangements to our named executives, based on such individual's position with us. Accordingly, the employment agreements entered into by the named executives have terms and conditions intended to provide certain payments and benefits upon an involuntary termination of the named executive's employment or the occurrence of certain other circumstances that may affect the named executive, including the executive's termination of employment following a change in control of the Company. The Company may terminate the employment agreement by providing Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell with 30 days prior written notice of termination. Mr. Bedford may terminate the employment agreement by providing the Company with 180 days prior written notice of termination, which notice may not be given prior to June 30, 2011. Mr. Heller may terminate the employment agreement by providing the Company with 180 days prior written notice of termination (90 days prior written notice if Mr. Bedford is not then serving as the Company's Chief Executive Officer), which notice in either case may not be given prior to June 30, 2011. Mr. Cooper's employment agreement terminated effective April 1, 2011.
Severance Compensation

See “Executive Compensation - Robert H. Cooper” for a description of Mr. Cooper's severance benefits.
Termination Upon Death, or by the Company for Disability or Without Cause
In the event of Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell's death or in the event the we terminate the executive's employment agreement as a result of his inability, with reasonable accommodation, to perform the essential functions of his position, by reason of physical or mental incapacity, for a total period of 90 days in any 360-day period or other than for cause, we shall pay to Mr. Bedford, Mr. Heller, Mr. Dooley, or Mr. Arnell or his estate as the case may be as severance compensation two times his base salary as then in effect plus two times his bonus paid for our last calendar year. The severance compensation shall be paid in a lump sum by the end of the following month following termination of the employment agreement, provided that we receive a release within 30 days following termination of the employment agreement signed by Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell that is no longer revocable. We may satisfy our obligations to provide severance compensation by purchasing and maintaining one or more insurance policies payable to Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell or his designees or to us (with further payment to Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell or such designees) upon the executive's death or as a result of his disability.
Occurrence of a Change in Control
In the event of a change of control (provided that after such change of control, Mr. Bedford, Mr. Heller, Mr. Dooley or Mr.

Arnell's employment is terminated by us without cause or by the executive for good reason), we shall pay as severance compensation two times his base salary as then in effect plus two times his bonus paid for our last calendar year. The severance compensation shall be paid in a lump sum by the end of the following month following a qualifying event.
Termination by the Company for Cause
Mr. Bedford, Mr. Heller, Mr. Dooley and Mr. Arnell's employment agreements may be terminated by the Company in the event that cause for such termination exists. If the employment agreement is terminated by the Company for cause, the executive shall not be entitled to any severance compensation or other compensation of any kind following the effective date of such termination.
Termination by the Company other than for Cause
If we terminate Mr. Bedford, Mr. Heller, Mr. Dooley and Mr. Arnell's employment agreement or his employment other than for cause, we shall pay the executive severance compensation as described above. If we terminate Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell's employment agreement other than for cause, options granted to the executive to purchase shares of our common stock and restricted shares covering shares of our common stock shall immediately become fully vested and exercisable in accordance with the agreements evidencing such awards.
Termination by Executive for Good Reason
If Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell terminates his employment agreement for good reason, we shall pay as severance compensation two times the executive's base salary as then in effect plus two times his bonus paid for our last calendar year. The severance compensation shall be paid in a lump sum within ten (10) days following termination.
Termination by Executive other than for Good Reason
If Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell terminates his employment agreement other than for good reason, we shall pay to the executive his base salary through December 31, 2013.
Failure to Renew
If we, Mr. Bedford, Mr. Heller, Mr. Dooley, or Mr. Arnell gives notice to terminate the employment agreement at the end of the stated term, we shall pay one times the executive's base salary as in effect at the end of the term plus one times his target bonus as in effect at the end of the term. Such payment shall be made in a lump sum within ten (10) days following the end of the stated term of the employment agreement, provided that we receive a release within 30 days following termination of the employment agreement signed by Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell. In addition, upon delivery of such release, all remaining unvested shares of restricted stock granted to Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell shall immediately vest.
Continuation of Medical and Travel Benefits
If we terminate Mr. Bedford or Mr. Heller's employment for any reason other than for cause at any time or if Mr. Bedford or Mr. Heller's employment terminates for any reason on or after December 31, 2013, then in either such event we will pay Mr. Bedford or Mr. Heller $2,500.00 each month for his lifetime, subject to an annual upward inflation adjustment, for the cost of health insurance from a source other than the Company for himself, his spouse and his eligible dependents, provided that Mr. Bedford or Mr. Heller presents evidence of such insurance to the Company. The Company will begin the monthly payments to Mr. Bedford or Mr. Heller 30 days after the termination of his employment and thereafter on the 15th day of each subsequent month during his lifetime.
If we terminate Mr. Bedford or Mr. Heller's employment for any reason other than for cause at any time or if Mr. Bedford or Mr. Heller's employment terminates for any reason on or after December 31, 2013, then in either such event during each year of Mr. Bedford or Mr. Heller's lifetime, we will provide Mr. Bedford or Mr. Heller with a Universal Air Travel Plan, Inc. (UATP) card in the amount of $20,000 (in the case of Mr. Bedford) or $15,000 (in the case of Mr. Heller) annually that the named executive, his spouse and his dependents can use for travel. Mr. Bedford or Mr. Heller will be responsible for any applicable taxes associated with such benefit. We will provide the UATP card within 30 days of the termination of Mr. Bedford or Mr. Heller's employment and thereafter each year on the anniversary of such date during the lifetime of the named executive.

General Terms
Termination For Cause.  We may immediately terminate Mr. Bedford, Mr. Heller, Mr. Dooley, or Mr. Arnell's employment for cause if he has (i) willfully or materially refused to perform a material part of his duties, (ii) materially breached his obligations in relation to confidential information, non-competition or non-solicitation, (iii) acted fraudulently or dishonestly to us, (iv) committed larceny, embezzlement, conversion or any other act involving the misappropriation of our funds or assets, or (v) been indicted or convicted of any felony or other crime involving an act of moral turpitude.
Termination For Good Reason.  Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell may terminate his employment for good reason upon 20 business days prior written notice to us, provided that we have the right to cure such cause within the 20 business day period. Good reason means that (a) we have materially diminished the duties and responsibilities of the executive with respect to the Company, (b) we have relocated our principal offices more than 25 miles from Indianapolis to another location without the consent of the executive or (c) we have materially breached the terms of the employment agreement.
Non-Competition.  Each of Mr. Bedford, Mr. Heller, Mr. Dooley and Mr. Arnell has agreed that without the prior written consent of our Board of Directors during the term of the employment agreement and for a period of 12 months following the termination of the employment, he will not participate as an advisor, partner, joint venturer, investor, lender, consultant or in any other capacity in any business transaction (i) with respect to which he had a material personal involvement during the last 12 months of his employment or (ii) that could reasonably be expected to compete with our business or operations or proposed or contemplated business or transactions that are known by the executive as of the date of such termination and contemplated by us to proceed during the 12-month period following such termination.
Non-Solicitation.  Each of Mr. Bedford, Mr. Heller, Mr. Dooley and Mr. Arnell has agreed that during the term of the employment agreement and for a period of 12 months following the termination of the employment, he will not, without our prior written consent, directly or indirectly, employ or retain, or have or cause any other person or entity or retain, any person who was employed by us while the executive was employed by us.
Confidentiality.  Each of Mr. Bedford, Mr. Heller, Mr. Dooley and Mr. Arnell has agreed that he will not disclose any confidential information or trade secrets concerning the Company and its affiliates, their personnel or operations other than in the ordinary course of business or in any way use such information in any manner which could adversely affect the business of the Company and its affiliates.
Effect on Stock Options and Restricted Stock.  Stock options and restricted stock of Mr. Bedford, Mr. Heller, Mr. Dooley and Mr. Arnell will become fully vested on a change in control of the Company or in the event the executive's employment is terminated other than for “cause” as defined in the executive's employment agreement. For this purpose, a change in control of the Company means any of the following:
there occurs any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, subject to certain exceptions; or any sale, lease, exchange or other transfer of all or substantially all the Company's assets;
the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company;
any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the common stock other than pursuant to a plan or arrangement entered into by such person and the Company; or
during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office.
If Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell's employment is terminated due to his death, disability or retirement, then any portion of an option that is exercisable on the date of termination will remain exercisable by the executive officer during the one-year period following the date of termination. In the event of a termination due to disability or if the executive officer dies during such one-year period, then the deceased officer's beneficiary may exercise the option, to the extent exercisable by the deceased executive officer immediately prior to his death, for a period of one year following the date of death.
If Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell's employment is terminated by us for cause, then any stock option held by the executive officer will immediately terminate and cease to be exercisable.

If Mr. Bedford, Mr. Heller, Mr. Dooley or Mr. Arnell's employment terminates for any other reason other than those described above or for no reason, then any portion of a stock option that is exercisable on the date of termination will remain exercisable by the named executive during the 180-day period following the date of termination.
Estimated Payouts on Termination of Employment.  The following table discloses the estimated payments and benefits that would be provided to each of Messrs. Bedford, Cooper and Heller applying the assumptions that each of the triggering events described in their respective employment agreements took place on December 31, 2010 and their last day of employment was December 31, 2010. Because Messrs. Dooley and Arnell entered into employment agreements in April 2011, the estimated payments and benefits that would be provided to them are not included herein.
These amounts are in addition to benefits payable generally to salaried employees of the Company, such as distributions under the Company's 401(k) plan, disability benefits and accrued vacation pay. The amounts in the table with respect to stock options and restricted stock reflect the intrinsic value (that is, the value based on the Company's stock price, and in the case of options minus the exercise price) of the equity awards that would become exercisable or vested upon the occurrence of the various types of terminations set forth below.
Due to a number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

Termination by Us Without Cause or Termination by Executive for Cause
	Severance Payment	Acceleration of Exercisability of Options (1)	Acceleration of Vesting of Restricted Shares (1)	Value of Medical Benefits (2)	Total
Bryan K. Bedford	$900,000	$484,500	$1,093,379	$10,900	$2,488,779
Robert H. Cooper(3)	$900,000	$302,813	$152,699	$10,900	$1,366,411
Wayne C. Heller	$973,080	$302,813	$445,899	$10,900	$1,632,691
___________

(1)    Stock options and restricted shares generally would vest upon a termination by us of the executive without cause and upon a change in control. Based on the excess of the closing sale price of our common stock on December 31, 2010 over the exercise price for each accelerated option and restricted share. See the Outstanding Equity Awards at December 31, 2010 Table for additional information as of December 31, 2010.

(2)    Value represents estimated one year of medical benefits. The total benefit is undeterminable, since the amended employment agreements for Messrs. Bedford, Cooper and Heller provide for continuation of medical benefits upon the occurrence of certain termination events.

(3)    Mr. Cooper retired as the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary effective as of April 1, 2011.

PROPOSAL NO. 2 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to rules of the Securities and Exchange Commission, we are asking you to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis above, the compensation tables above, and any related narrative discussion contained in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking the stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the 2011 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement.”

Vote Required
The affirmative vote of the holders of a majority of the total voting power of the Company's common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of this proposal.
If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. Under the New York Stock Exchange rules, this proposal is not a routine matter and broker non-votes may occur with respect to this proposal. If your shares are held in street name and you do not issue instructions to your broker, your broker or nominee may not vote your shares on these matters without receiving instructions.
Broker non-votes with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter, although they will be counted in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.
The “say-on-pay” vote is advisory and will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to rules of the Securities and Exchange Commission, we are asking you to indicate, on an advisory (non-binding) basis, how frequently we should seek an advisory (non-binding) vote on the compensation of our named executive officers as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules. By voting on this proposal, commonly known as a “say-when-on-pay” proposal, stockholders may indicate whether they would prefer an advisory vote on the compensation of our named executive officers once every one, two, or three years, or they may abstain from voting. We ask that you support a frequency period of every year (an annual vote) for future advisory stockholder votes on the compensation of our named executive officers.
The Board believes that an annual advisory vote on compensation of our named executive officers will allow our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices asdisclosed in the proxy statement each year. The Board looks forward to hearing from stockholders as to their preferences on the frequency of an advisory vote on compensation of our named executive officers.
Vote Required
The advisory vote on the frequency of the stockholder advisory vote to approve named executive officer compensation will be determined by a plurality of the votes cast.
If you are a stockholder of record and you do not sign and return your Proxy card or vote by telephone or internet, your shares will not be voted at the Annual Meeting. Under the New York Stock Exchange rules, this proposal is not a routine matter and broker non-votes may occur with respect to this proposal. If your shares are held in street name and you do not issue instructions to your broker, your broker or nominee may not vote your shares on these matters without receiving instructions.
Abstentions and broker non-votes represented by submitted proxies will not be taken into account in determining the outcome of this proposal.
The “say-when-on-pay” vote is advisory and will not be binding upon the Company, the Board of Directors or the Compensation Committee. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of our named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY PERIOD OF EVERY “ONE YEAR” (AN ANNUAL VOTE) FOR FUTURE ADVISORY STOCKHOLDER VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The Audit Committee reviews and approves or ratifies any related party transaction that is required to be disclosed in our proxy statement.
As set forth in the Audit Committee charter, in the course of its review and approval or ratification of a disclosable related party transaction, the committee considers:

•	the nature of the related person's interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company; and

•	any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.
Related Party Transactions

On July 31, 2009, the Company acquired Midwest Air Group, Inc. As part of the transaction, the Company purchased from TPG Midwest US V, LLC and TPG Midwest International V, LLC their $31 million secured note from Midwest Airlines, Inc. Upon consummation of the transaction, the Board appointed Richard P. Schifter, a managing partner at TPG, to the Board. Mr. Schifter is a member of the Executive Committee. As of December 31, 2010, the Company had decreased the note amount to $22.5 million.

PROPOSAL NO. 4 - RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee, which is composed entirely of non-employee independent directors, has selected Deloitte & Touche LLP as independent accountants to audit our books, records and accounts and those of our subsidiaries for the fiscal year 2011. Your Board of Directors has endorsed this appointment. Ratification of the appointment of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such appointment is being submitted to the stockholders for ratification at the Annual Meeting of Stockholders. If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may still retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders. Deloitte & Touche LLP have been the independent auditors for the Company since 1998, and will serve in that capacity for 2011. A representative of Deloitte & Touche LLP will be present (either in person or by telephone) at the meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

The Company incurred professional fees from Deloitte & Touche LLP, its principal auditor, for the following professional services:
Audit Fees.  Fees in the amount of approximately $1,400,000 were billed or expected to be billed in 2010 related to audit and interim review procedures for the Company for the year ended December 31, 2010, and fees in the amount of approximately $2,057,750 were billed in 2009 related to the integrated audit and interim quarterly procedures for the Company for the year ended December 31, 2009.
Audit-Related Fees.  Fees in the amount of $54,000 and $94,600 were paid in 2010 and 2009, respectively, of which $14,600 related to the audit of the Company's employee benefit plan in both 2010 and 2009 and the remainder in 2009 related to acquisition due diligence.
Tax Fees.  Fees in the amount of $1,407,500 and $1,070,261 were incurred for services provided in 2010 and 2009, respectively, related to services rendered for tax compliance, tax advice and tax planning.
All Other Fees.  The Company did not incur any other fees in 2010 or 2009.
The Company's Audit Committee has determined that the non-audit services provided by the Company's auditors in connection with the year ended December 31, 2010 were compatible with the auditor's independence.
Pre-Approval Policies

The Audit Committee is required to approve in advance any audit or non-audit services performed by the Company's independent public accountants that do not meet the pre-approval standards established by the Audit Committee. The pre-approval policies and procedures established by the Audit Committee require that the Audit Committee meet with the independent auditors and financial management to review planning, the scope of the proposed services, the procedures to be utilized, and the proposed fees. During 2010, all of the audit-related fees and tax fees were pre-approved by the Audit Committee.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting of Stockholders in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, your Audit Committee will review its future selection of our independent registered public accountants.
THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 - RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors is responsible for, among other things, reviewing the Company's internal accounting procedures and considering and reporting to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors.
Management is responsible for the Company's financial reporting process including its system of internal control and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. Members of the Audit Committee are not employees of the Company and are not required to be accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report of the Company's financial statements.
The oversight by the Audit Committee does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee cannot give assurance that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact “independent.”
Review of Audited Financial Statements.  The Audit Committee The Audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement of Auditing Standards No. 61 (Codifications of Statements on Auditing Standards, AU380), as amended, as adopted by the Public Company Accounting Oversight Board. The Audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's independence, and has discussed with Deloitte & Touche LLP their independence.

Recommendation.  In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2010 be included in the Company's Annual Report on Form 10-K for that fiscal year.
By the Members of the Audit Committee:
Mark L. Plaumann, Chair
Lawrence J. Cohen
Douglas J. Lambert

STOCKHOLDER PROPOSALS

Proposals of Security Holders for 2012 Annual Meeting

Stockholders desiring to submit proposals to be included in the Proxy Statement for the 2012 Annual Meeting will be required to submit them to the Company in writing on or before January 2, 2012. Any stockholder proposal must also be proper in form and substance, as determined in accordance with the Exchange Act and the rules and regulations promulgated thereunder. Proposals should be addressed to the Secretary of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

A Stockholder proposal not included in our Proxy Statement for the 2012 Annual Meeting of Stockholders will be ineligible for presentation at the 2012 Annual Meeting, unless the stockholder gives timely notice of the proposal in writing to our Secretary no earlier than February 15, 2012 and no later than March 16, 2012. Notices of intention to present proposals at the 2012 Annual Meeting should be addressed to the Secretary of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.
Stockholder Communications with the Board

Stockholders and other interested parties who wish to communicate with the Company's Board of Directors should send their correspondence to the Board of Directors, c/o the Secretary of the Company, Republic Airways Holdings Inc., 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268. Communications may be addressed to the entire Board, to a committee of the Board, or to an individual director. The Secretary or the Secretary's designee will conduct a preliminary review of stockholder communications and decide the timing and appropriate process for providing such communications to the Board, to the committee or to the individual director to whom the communication was addressed.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

LIMITATION ON VOTING BY FOREIGN OWNERS

Our certificate of incorporation provides that shares of capital stock may not be voted by, or at the direction of, persons who are not citizens of the United States if the number of such shares would exceed applicable foreign ownership restrictions. Applicable restrictions currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not U.S. citizens, and that our president and at least two-thirds of our directors or other managing officers be U.S. citizens. However, up to 49% of the total equity of our company may be owned directly or indirectly by persons who are not citizens of the United States. Our certificate of incorporation also gives us the right to redeem or suspend the voting rights of our capital stock to enable us to comply with applicable restrictions. For purposes of the certificate of incorporation, “U.S. citizen” means:

•	an individual who is a citizen of the United States;

•	a partnership each of whose partners is an individual who is a citizen of the United States; or

•
a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

In addition, the U.S. Department of Transportation has broad authority to determine on a case-by-case basis whether an air carrier is effectively owned and controlled by U.S. citizens, and has indicated that the ownership of less than 50% of an air carrier's total equity securities by non-U.S. citizens, taken alone, is not indicative of foreign control of the airline.
The prompt return of your proxy card will be appreciated and helpful in obtaining the necessary votes. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy card and return it in the enclosed envelope.

By Order of the Board of Directors

Timothy P. Dooley Secretary

Dated: April 29, 2011
A FULL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING TO: REPUBLIC AIRWAYS HOLDINGS INC., ATTENTION: SECRETARY OF THE COMPANY, 8909 PURDUE ROAD, SUITE 300, INDIANAPOLIS, INDIANA 46268.

REPUBLIC AIRWAYS HOLDINGS INC.
This Proxy Is Solicited By The Board of Directors
The undersigned stockholder of Republic Airways Holdings Inc. (the “Company”) does hereby nominate, constitute and appoint Bryan K. Bedford and Timothy P. Dooley, and each of them, true and lawful proxy and attorney(s), with full power of substitution for the undersigned and in the name of the undersigned's place and stead, to represent and vote all of the common stock, par value $.001 per share, of the Company, held in the name of the undersigned on its books as of April 21, 2011, at the 2011 Annual Meeting of Stockholders to be held on Thursday, June 2, 2011.
Proxy Voting Instructions
You may enter your voting instructions by phone at 1-800-PROXIES or on the Internet at www.voteproxy.com up until 11:59 p.m. Eastern Time the day before the cut-off or meeting date. We believe our procedures for Internet voting are valid under Delaware law.

Internet Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the website.	OR	Telephone Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	OR	Mail Date, sign and mail your proxy card in the envelope provided as soon as possible.
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be held on Thursday, June 2, 2011:
The 2011 Proxy Statement and Annual Report to Stockholders are available at
www.amstock.com/ProxyServices/ViewMaterials.asp .

ANNUAL MEETING OF STOCKHOLDERS OF
REPUBLIC AIRWAYS HOLDINGS INC.
June 2, 2011
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
PROPOSALS 1, 2 AND 4 and “1 YEAR” FOR PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.    Election of the following Directors:
☐    FOR ALL NOMINEES
☐    WITHHOLD AUTHORITY FOR ALL NOMINEES
☐    FOR ALL EXCEPT (see instructions below)

Nominees:
O Bryan K. Bedford
O Lawrence J. Cohen
O Neal S. Cohen
O Douglas J. Lambert
O Mark L. Plaumann
O Richard P. Schifter
O David N. Siegel
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and fill in the circle next to each nominee you wish to withhold, as shown here:
2.    Advisory (nonbinding) vote to approve named executive officer compensation:
☐    FOR
☐    AGAINST
☐    ABSTAIN
3.    Advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation
☐    1 YEAR
☐    2 YEARS
☐    3 YEARS
☐    ABSTAIN
4.    Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants:
☐    FOR
☐    AGAINST
☐    ABSTAIN
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2011 Annual Meeting of Stockholders.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE, YOUR SHARES CANNOT BE VOTED.

Signature of Stockholder	Date
Signature of Stockholder	Date